RULE 14A-101 SCHEDULE 14A. Information Required in Proxy Statement.
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    6(e)(2))
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                  Longview Fibre Company
(Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                         LONGVIEW FIBRE COMPANY

                             300 Fibre Way
                             P. O. Box 639
                       Longview, Washington 98632


                 Notice of Annual Meeting of Shareholders


To The Shareholders of Longview Fibre Company:

	Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the "Company") will be held at 10:00 a.m., local time, on Tuesday, January 28, 2003, at The Monticello Hotel, 1405 17th Avenue, Longview, Washington 98632, for the following purposes:

	(1) To elect three Class I directors; and

	(2) To transact such other business as may properly come before the meeting.

	Only shareholders of record on the books of the Company at the close of business on December 2, 2002, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                        By Order of The Board of Directors



                                        L. J. McLaughlin
                                        Senior Vice President-Finance,
                                        Secretary and Treasurer

Longview, Washington
December 20, 2002



                         YOUR VOTE IS IMPORTANT

	Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.







                         LONGVIEW FIBRE COMPANY

                         _______________________

                            PROXY STATEMENT
                         ________________________

                     INFORMATION REGARDING PROXIES


	This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 28, 2003, at 10:00 a.m., local time, at The Monticello Hotel, 1405 17th Avenue, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on December 2, 2002 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

	It is anticipated that these proxy solicitation materials and a copy of the Company's 2002 Annual Report will be sent to shareholders on or about December 20, 2002.

	If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted for the election of the nominees for election as Class I directors set forth herein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. McLaughlin, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.

                   VOTING SECURITIES AND PRINCIPAL HOLDERS

	The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the "Common Stock"), each of which is entitled to one vote. At the Record Date, there were issued and outstanding 51,076,567 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's charter documents, if a quorum is present, the three nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum, but will otherwise have no effect on the election of directors.

	Information concerning Richard J. Parker, who serves as the Company's Senior Vice President-Production and Mill Manager and is currently a director not standing for reelection, and directors and executive officers as a group is set forth below.



                                      Amount and Nature of    % of
Name of Beneficial Owner              Beneficial Ownership    Class

Richard J. Parker, Director (until
January 28, 2003)                             1,521              *
Directors and executive officers as a
group (12 persons)                        3,621,995            7.1%

                             ELECTION OF DIRECTORS

	The Company's Board of Directors currently consists of eleven directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. Effective at the 2003 Annual
Meeting, the size of the Board of Directors will be reduced to ten directors, and three Class I directors will be elected to serve for terms of three years each expiring in the year 2006. The remaining seven directors are divided into two classes of three Class II directors and four Class III directors whose terms expire in 2004 and 2005, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

	Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the three nominees of the Board of Directors named below.
Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

	The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 2003 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading "Nominees For Election" and continuing members of the Board of Directors are listed under the heading "Directors Whose Terms Continue." This table also sets forth information concerning the shares of Common Stock beneficially owned by the continuing directors, nominees and each executive officer named in the Summary Compensation Table, other than Richard J. Parker. Each of the persons listed below has been employed in the capacity indicated for the past five years except as noted below.




                           NOMINEES FOR ELECTION
                            Class I Directors
                        (Terms to Expire in 2006)


                       Principal Occupation and   Served   Amount and
                       Directorships of Other     as       Nature of
                       Public Companies           Director Beneficial  % of
Names              Age                            Since    Ownership   class

David A.           55  President, The Cortana         1979     281,665     *
Wollenberg (1)(2)      Corporatiion (real
                       estate investment),
                       Menlo Park, California

David L. Bowden    67  Senior Vice President-Timber   1990      23,646     *

Richard H.         49  President and Chief Executive  1995     405,189     *
Wollenberg (1)(3)(4)   Officer


                        DIRECTORS WHOSE TERMS CONTINUE
                             Class II Directors
                           (Terms to Expire in 2004)

Robert E.          74  Retired Executive Vice         1956   1,570,754    3.1%
Wertheimer (5)         President, Longview Fibre
                       Company

Lisa J. McLaughlin 47  Senior Vice President-Finance, 1992         611	   *
                       Secretary and Treasurer

John R. Kretchmer  44  Chief Executive Officer and    1997       6,000     *
(6)                    Director, American Licorice
                       Company, Bend, Oregon


                             Class III Directors
                          (Terms to Expire in 2005)

Richard P.         87  Chairman of the Board      1946     1,318,636    2.6%
Wollenberg (1)(7)(8)

Robert B. Arkell   71  Vice President-Industrial  1986         5,064      *
                       Relations and General
                       Counsel

M. Alexis Dow,     53  Elected Auditor, Metro     1988         2,000      *
CPA                    Regional Government,
                       Oregon 1995

Michael C.         56  Chairman, Albina Community 2001         1,000      *
Henderson (9)          Bancorp and Albina Community
                       Bank, Portland, Oregon

_____________________
*Does not exceed 1%.

(1) D. A. Wollenberg and R. H. Wollenberg are the sons of R. P. Wollenberg.
(2) Includes 86,430 shares beneficially owned by members of D. A. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(3) Includes 117,180 shares beneficially owned by members of R. H. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(4) Effective November 1, 2002, R. H. Wollenberg was elected Chief Executive Officer and continues to hold the office of President. R. H. Wollenberg was elected President and Chief Operating Officer effective October 1, 2001. Mr. Wollenberg previously served as Executive Vice President from January 2001 through September 2001, and as Senior Vice President-Production, Western Container Division, from January 1995 through December 2000.
(5) Includes 670,350 shares beneficially owned by R. E. Wertheimer in his capacity as trustee for two trusts for the benefit of his family members and 45,550 shares beneficially owned by members of Mr. Wertheimer's immediate family, as to which shares Mr. Wertheimer disclaims any beneficial interest.
(6) J. R. Kretchmer was elected Chief Executive Officer of American Licorice Company in 1999 and Board Member in 1995. Mr. Kretchmer served as a Vice President of American Licorice Company from 1995 to 1999.
(7) Includes 238,950 shares owned by Leone B. Wollenberg, wife of R. P. Wollenberg, as to which shares Mr. Wollenberg disclaims any beneficial interest. Does not include 1,860,430 shares owned by The Wollenberg Foundation of which Mr. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.
(8) R. P. Wollenberg resigned as Chief Executive Officer effective November 1, 2002. He continues to hold the office of Chairman of the Board.
(9) M. C. Henderson has been the Chairman of Albina Community BanCorp, a bank holding company, and Albina Community Bank since 1995. Mr. Henderson was also the Chief Executive Officer of H2F Media, Inc., a software development company, from June 2000 through June 2001. Prior to and during that time, Mr. Henderson served as Chief Executive Officer of Pinemeadow Group, a manufacturer of consumer products, from June 1998 through April 2001. Mr. Henderson served as President and Chief Executive Officer of PacifiCorp Holdings, Inc. from January 1996 through February 1998.

Board of Directors and Committees

	The Board of Directors of the Company held seven meetings during the fiscal year ended October 31, 2002. All directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 2002.

	The Board of Directors has an Executive Committee, which in addition to other duties performs the function of the Compensation Committee. The Executive Committee also performed the function of the Nominating Committee until the Board of Directors established a Nominating and Corporate Governance Committee in September 2002. Messrs. R. E. Wertheimer, R. P. Wollenberg,
D. L. Bowden and R. H. Wollenberg served on the Executive Committee during fiscal year 2002. The Committee met once during the year to consider and recommend officers' compensation.

	The Board of Directors established a Nominating and Corporate Governance Committee in September 2002 to more proactively address the corporate governance and director independence issues facing the corporation. The committee, in addition to other functions, exercises the following powers: identify individuals qualified to become board members and to recommend to the board director nominees for the next annual meeting of shareholders; and develop and recommend to the board corporate governance principles and policies for adoption by the corporation; and such additional powers as may be conferred upon the Nominating and Corporate Governance Committee from time to time by the Board of Directors. The committee met once during the year to recommend nominees for election to the Board of Directors. The committee consists of R. H. Wollenberg, Chief Executive Officer; R. B. Arkell, Vice President-Industrial Relations and General Counsel and M. C. Henderson. M. C. Henderson is independent as defined under the New York Stock Exchange's listing standards. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors in the manner set forth in the Company's Bylaws. See "Shareholder Proposals for the 2004 Annual Meeting of Shareholders."

	The Board of Directors has an Audit Committee that, in addition to other functions, exercises the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent auditors; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The Board of Directors has adopted a written Audit Committee Charter. The Audit Committee evaluates annually the Audit Committee Charter and recommends any amendments to the Board of Directors. The Committee consists of three outside directors, M. A. Dow,
J. R. Kretchmer, and M. C. Henderson. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange's listing standards. The Committee held four meetings during fiscal year 2002.

	The Audit Committee has considered and determined that the information technology and other non-audit services provided by PricewaterhouseCoopers LLP in 2002 are compatible with maintaining the auditor's independence. A summary of the fees paid to PricewaterhouseCoopers LLP for services in fiscal year 2002 is as follows:

                                          Financial Information
                                           Systems Design and
                             Audit Fees   Implementation Fees   All Other Fees
PricewaterhouseCoopers LLP	$228,000           $0               $194,307

	Non audit fees consisted primarily of $132,845 for services associated with the Company's Rule 144-A offering and Form S-4 filing, and $41,950 for audit work associated with the Company's benefit plans.

	Directors who are not officers of the Company receive an annual fee of $8,500. In addition, Audit Committee members receive an annual fee of $4,500. The Company reimburses directors for reasonable out-of-pocket expenses when incurred.

                            AUDIT COMMITTEE REPORT

	The Audit Committee of the Board of Directors performs the functions described above. In performing its functions, the Audit Committee recommended to the Board the selection of PricewaterhouseCoopers LLP as the Company's independent auditor.

During fiscal year 2002, the Committee:

*  Reviewed and discussed the audited financial statements with management;
* Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61;
* Received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, and discussed with the independent auditor its independence;
*  Reviewed fees paid to the Independent Auditor in 2002; and
* Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2002 for filing with the Securities and Exchange Commission.

                                                M. A. Dow
                                                J. R. Kretchmer
                                                M. C. Henderson


         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

	The Executive Committee of the Board of Directors performs the function of the Compensation Committee. For fiscal year 2002, the Executive Committee was comprised of R. P. Wollenberg, Chairman of the Board; R. E. Wertheimer, retired Executive Vice President, Longview Fibre Company; D. L. Bowden, Senior Vice President; and R. H. Wollenberg, President and Chief Executive Officer. The Committee reviews and recommends to the Board compensation levels for all executive officers.

	The Company is managed to maximize long-term shareholder return. Due to the cyclicality of the industry, the Company believes that short-term performance is not relevant other than in comparing the Company's relative performance to appropriate competitors. The Company compensates its executive officers based on long-term corporate performance and believes that its compensation policies, which are explained below, support the Company's philosophy of maximizing long-term shareholder return and are adequate to attract and retain key officers.

	The Company believes that bonuses to officers based on annual performance provide incentives to maximize short-term results to the detriment of long-term results. Further, profit-linked bonuses may reward or penalize officers for results affected by externalities beyond the officers' control.
Accordingly, the Company does not compensate employees with any form of short-term incentive compensation. Other than certain fringe benefits, officers' compensation consists of base salaries only. Salary ranges for officers are in relation to responsibility, skills required and overall importance to the Company. The Company does not award stock options as a form of long-term incentive compensation.

	Officers' salary increases are provided in three forms. Newly promoted officers tend to start at the low end of the salary range and work up through the appropriate salary range as their individual competence grows. In most cases, the assessment as to both the salary range and the salary level is made by the Chairman of the Board and Chief Executive Officer, who make a recommendation to the Executive Committee.

	All officers usually receive an annual general increase. The Company believes this practice is appropriate due to the cyclicality of the industry and the need for sustained competent and creative performance of its officers throughout the business cycle. The Committee intends the amount of the general increases to approximate increases in the cost of living over time.

	Finally, general increases are supplemented by merit increases for sustained superior performance, when appropriate. The Committee makes its decision on a case-by-case basis, and it is unusual for an officer to receive a merit increase each year. The key factors considered by the Committee when making decisions on merit increases are the Committee's subjective evaluation of the officer's contributions, including corporate operating results, segment operating results, productivity improvements, quality improvements, and product and market niche development.

	The Chief Executive Officer's salary is determined in the same manner as those of all other officers. R. P. Wollenberg, the Chief Executive Officer for fiscal year 2002, did not receive a general increase for fiscal year 2002.

	Under the Omnibus Budget Reconciliation Act of 1993, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company during 2002 exceeded the $1 million limitation.

                                                R. P. Wollenberg
                                                R. E. Wertheimer
                                                D. L. Bowden
                                                R. H. Wollenberg

                            EXECUTIVE COMPENSATION

Summary Compensation Table

	Compensation paid by the Company during fiscal years 2002, 2001, and 2000 for the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") is set out in the following table.

                                               Annual
                                           Compensation
                                                             All Other
Name and Principal Position           Year    Salary(1)   Compensation(2)

R. P. Wollenberg (3)                  2002     $415,800       $ 19,716
  Chairman of the Board and           2001     $459,800       $  9,484
  Chief Executive Officer             2000     $463,800       $  5,050

R. H. Wollenberg(4)                   2002     $252,000       $  8,371
  President and Chief Operating       2001     $208,000       $  9,990
  Officer                             2000     $129,600       $  5,856

D. L. Bowden                          2002     $204,000       $  9,082
  Senior Vice President-Timber        2001     $203,000       $ 16,337
                                      2000     $197,000       $ 12,133

R. J. Parker                          2002     $189,000       $  9,926
  Senior Vice President-Production    2001     $187,500       $ 11,694
  and Mill Manager                    2000     $179,000       $  7,771

R. B. Arkell                          2002     $188,400       $  8,296
  Vice President-Industrial Relations 2001     $186,400       $ 19,639
  and General Counsel                 2000     $175,400       $ 16,542


(1) Includes salary deferred under the Longview Fibre Company Salaried Savings Plan and Trust With 401(k) Provisions; excludes retirement benefits paid pursuant to the Company's Pension Plan.
(2) Includes (a) Company contribution to savings plans in the following amounts for 2002: R. P. Wollenberg, $8,145; R. H. Wollenberg, $8,031;
    D. L. Bowden, $8,145;  R. J. Parker, $8,145; and R. B. Arkell, $8,145; and
    (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies for 2002 (unrelated to term life insurance coverage) projected on an actuarial basis: R. P. Wollenberg, $11,571; R. H. Wollenberg, $340; D. L. Bowden, $937; R. J. Parker, $1,781; and R. B. Arkell, $151.
(3) R. P. Wollenberg resigned as Chief Executive Officer effective November 1, 2002. He continues to hold the office of Chairman of the Board.
(4) R. H. Wollenberg was elected Chief Executive Officer effective November 1, 2002. He continues to hold the office of President.

Pension Plan

	The Company has a Pension Plan for its salaried and nonunion employees, including officers, that provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company anticipates that it will make no contribution for the Plan Year ending December 31, 2002.

	The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.

                                Years of Service

Remuneration   15        20        25        30       35       40        45

$125,000   $27,045   $36,060   $45,075   $54,090  $63,105  $72,120   $81,135
 150,000    33,045    44,060    55,075    66,090   77,105   88,120    99,135
 175,000    39,045    52,060    65,075    78,090   91,105  104,120   117,135
 200,000    45,045    60,060    75,075    90,090  105,105  120,120   135,135
 225,000    51,045    68,060    85,075   102,090  119,105  136,120   153,135
 250,000    57,045    76,060    95,075   114,090  133,105  152,120   160,000
 300,000    69,045    92,060   115,075   138,090  160,000  160,000   160,000
 400,000    93,045   124,060   155,075   160,000  160,000  160,000   160,000
 450,000   105,045   140,060   160,000   160,000  160,000  160,000   160,000
 500,000   117,045   156,060   160,000   160,000  160,000  160,000   160,000

     The participants' remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 0.5% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 2002 is $39,400). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 2002 is $160,000. The benefits payable are "single-life annuity" amounts and are not subject to offset for Social Security.

	Compensation used in determining a participant's ending compensation consists of the employee's regular salary including any amounts deferred at the election of the employee and contributed to the Salaried Savings Plan and Trust With 401(k) Provisions and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 2002 is $200,000, and this is the amount used for determining benefits of the Named Executive Officers.

      The credited years of service for each of the Named Executive Officers are as follows: R. P. Wollenberg - 63.7 years; D. L. Bowden - 42.9 years;
R. B. Arkell - 32.0 years; R. J. Parker - 30.5 years; and R. H. Wollenberg -
14.2 years.

	In addition to the benefits described above, on January 1, 2001 supplemental Cash Balance Accounts were established for participants. The amount of the benefit credited to each participant's Cash Balance Account was $1,100 per year of service. This was a one-time event except for participants with less than five years of service, who may receive a subsequent benefit credit upon completing five years of service. The Cash Balance Accounts earn interest based upon the yield rate on 10-Year United States Treasury Constant Maturities. The balance in the Cash Balance Account will be paid at the same time as the participant's regular retirement allowance under the plan, in a lump sum payment or as an annuity. The Named Executive Officers with Cash Balance Accounts are R. H. Wollenberg, $13,288; R. J. Parker, $33,824; and
R. B. Arkell, $35,032.

	Upon reaching age 70, R. P. Wollenberg was required to start receiving retirement benefits. His retirement benefit is $125,177 per year. R. B. Arkell began receiving retirement benefits in February 1996. His retirement benefit is $43,046 per year. D. L. Bowden began receiving retirement benefits in May 2000. His retirement benefit is $81,968 per year.

Executive Employment Contracts

	Since January 1, 1989, the Company has entered into termination protection agreements (the "Contracts") with certain executive officers and other employees of the Company (the "Employee" or "Employees") whose yearly compensation exceeded $75,000 (presently a total of 10); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years following certain changes in control of the Company, if an Employee is terminated Without Cause or resigns for Good Reason. (As defined in the Contracts, "Cause" refers to an Employee's failure to perform duties after notice or willful misconduct; "Good Reason" relates to certain changes in an Employee's responsibilities, salary or job location; and "Without Cause" means termination of employment that is not for Cause or for disability.)

	If an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee's average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee's commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee's pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the Contract period.

Compensation Committee Interlocks and Insider Participation

	For fiscal 2002, R. P. Wollenberg, Chairman of the Board, R. E. Wertheimer, Retired Executive Vice President, D. L. Bowden, Senior Vice President, and R. H. Wollenberg, President and Chief Executive Officer, served as members of the Executive Committee which performs the functions of the Compensation Committee.

Performance Chart
                         TOTAL SHAREHOLDER RETURN

                            Dividends Reinvested

                     Oct.     Oct.     Oct.     Oct.     Oct.     Oct.
Company/Index Name   1997     1998     1999     2000     2001     2002

Longview Fibre Co.   $100     $ 78     $ 76     $ 94     $ 79     $ 49

S&P 500 Index         100      122      153      163      122      104

S&P Paper & Forest    100       93      120       99      104       91








                                 SECTION 16(a)
                             BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

	Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis, except as follows: David L. Bowden, a member of the Company's Board of Directors and its Senior Vice President-Timber, failed to timely file two reports on Form 4, Statement of Changes in Beneficial Ownership of Securities, to timely report two transactions, which occurred on November 1, 2002 and November 29, 2002.

                                 SELECTION OF
                            INDEPENDENT AUDITORS

	The Board of Directors selected PricewaterhouseCoopers LLP in 1961 as the auditors of the Company for that year and they have been the Company's auditors for all succeeding fiscal years. As recommended by the Audit Committee, the Board of Directors approved PricewaterhouseCoopers LLP to continue as auditor for fiscal year 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                                 ANNUAL REPORT

	The Company's Annual Report to Shareholders for the fiscal year ended October 31, 2002, is transmitted herewith.

	The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of Common Stock of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.

                               OTHER BUSINESS

	As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. The Bylaws of the Company require that advance notice of proposed business at an annual meeting must be submitted in writing and received by the Secretary of the Company not later than 90 days in advance of such meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS
                                 FOR THE 2004
                       ANNUAL MEETING OF SHAREHOLDERS

	Shareholder proposals to be presented at the 2004 annual meeting of shareholders must be received at the Company's executive offices by August 20, 2003, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than 90 days in advance of such meeting. If the Company receives proper notice of a shareholder proposal and such notice is not received within a reasonable time prior to mailing by the Company of its proxy materials for its 2004 annual meeting of shareholders, the Company believes that its proxy holders will be allowed to use the discretionary authority granted by the proxy to vote on the proposal at the meeting without including in the proxy statement relating to such meeting the disclosure regarding the proposal or how the Company intends to vote.

                          SOLICITATION OF PROXIES

	The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

	The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

                               HOUSEHOLDING

	The Company delivers a copy of its proxy materials to each shareholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials in December of each year at the following address: PO Box 639, Longview, Washington 98632-7411,
Attention:  L. J. McLaughlin.

                                         By Order of The Board of Directors


                                         L. J. McLaughlin
                                         Senior Vice President-Finance,
                                         Secretary and Treasurer

Longview, Washington
December 20, 2002


PROXY                        LONGVIEW FIBRE COMPANY                      PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard P. Wollenberg, Robert E. Wertheimer, David L. Bowden and Richard H. Wollenberg and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Monticello Hotel, 1405 17th Avenue, Longview, Washington 98632 on January 28, 2003 at 10:00 a.m., local time, or any adjournments thereof. The undersigned directs that the proxy be voted as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

LONGVIEW FIBRE COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



1.   ELECTION OF DIRECTORS
Class I Directors:    David A. Wollenberg	         FOR ALL
                      David L. Bowden  	                 WITHHOLD ALL
                      Richard H. Wollenberg              FOR ALL EXCEPT

	INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

	__________________________________

2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.

The undersigned hereby revokes any proxy or proxies previously given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

                                              Dated___________________________

                                              ________________________________
                                              Signature of Shareholder(s)

SIGNING INSTRUCTIONS (IMPORTANT)

Please sign EXACTLY as name appears on this proxy. Persons signing in a representative capacity should give full title. If shares are registered in more than one name, ALL registered owners should sign.

                               FOLD AND DETACH HERE

                              YOUR VOTE IS IMPORTANT.

                      PLEASE DATE, SIGN AND RETURN PROMPTLY